UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 21, 2014



                       KENTUCKY BANCSHARES, INC.
          (Exact Name of Registrant as specified in Charter)


   Kentucky                   33-96358              61-0993464
 (State or other            (Commission            (IRS Employer
  jurisdiction of           File Number)        Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                          40362-0157
(Address of principal executive offices)               (Zip code)


(859)987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
?

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events

Kentucky Bancshares, Inc. (the Company) terminated the Kentucky Bancshares, Inc. Retirement Plan and Trust (the Plan) in a standard termination, with a termination date of December 31, 2008. Prior to such termination, the Pension Protection Act of 2006 (PPA) had amended Internal Revenue Code (IRC) Section 417(e)(3) in part by changing the definition of applicable interest rate in a manner that in most cases (when combined with other changes to IRC Section 417(e)(3)) would result in a decrease in the value of a participant's or beneficiary's plan benefits under pension plans such as the Company's Plan with the new definition applicable (for most plans, including the Plan) to lump sums with annuity starting dates in or after the 2008 plan year. The Plan had determined in mid-2008 to comply with IRC Section 417(e)(3), as amended by PPA, by using the assumptions governing minimum lump sums, rather than by using the pre-PPA minimum lump sum assumptions, and operated the Plan in compliance with that decision. As permitted by the IRC, the Plan was amended on February 24, 2009 (after the termination of the Plan on December 31, 2008) to formalize that decision in accordance with Section 1107 of PPA.

The Internal Revenue Service issued a favorable determination as to the Plan termination in July 2010. Subsequent to Plan termination and distributions to Plan participants, the Plan was selected for audit by the PBGC. The PBGC asserted that the February, 2009 amendment to the Plan violated PBGC Regulation Section 4041.8(a) because the amendment served to lower benefits to Plan beneficiaries. The PBGC filed a Complaint in May 2013 in United States District Court (Eastern District of Kentucky) to require the Company to make additional distributions to Plan beneficiaries. On March 17, 2014, the United States District Court (Eastern District of Kentucky) issued an Opinion and Order entering judgment in favor of the PBGC and ruling that the Company must comply with the PBGC's determination respecting the Plan. The Company is appraising its options with respect to this judgment, including an appeal of the decision. However, in light of the court's opinion, the Company has now accrued approximately $1.6 million as of December 31, 2013 for this matter. After taking into account income tax adjustments and indemnification undertakings from professionals who assisted the Company in the termination of the Plan, the impact is an approximate $470,000 decrease to the net income disclosed on Form 8-K filed by the Company on January 31, 2014. Moreover, in the event the subject court decision is not overturned, the Company believes it has claims for further contribution towards payment of this liability from professionals who assisted the Company in the termination of the Plan. SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           KENTUCKY BANCSHARES, INC.


Date: March 21, 2014                By      /s/ Gregory J. Dawson___
                                                    Gregory J. Dawson
                                                    Chief Financial Officer